CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM International Mutual Funds (Invesco International Mutual Funds) of our reports dated December 21, 2017, relating to the financial statements and financial highlights, which appear in Invesco Asia Pacific Growth Fund’s, Invesco European Growth Fund’s, Invesco Global Growth Fund’s, Invesco Global Opportunities Fund’s, Invesco Global Responsibility Equity Fund’s, Invesco Global Small & Mid Cap Growth Fund’s, Invesco International Companies Fund’s, Invesco International Core Equity Fund’s, Invesco International Growth Fund’s and Invesco Select Opportunities Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 23, 2018